Exhibit 10.13

English Translation

Amended and Restated Technology Support and Service Agreement

THIS TECHNOLOGY SUPPORT AND SERVICE AGREEMENT (“this Agreement”) is entered into by the parties below in Beijing on June 14, 2007:

Party A: AirMedia Technology (Beijing) Co., Ltd.

Party B: Beijing Shengshi Lianhe Advertising Co., Ltd.

WHEREAS,

(1)	Party A is a wholly foreign-owned enterprise incorporated in accordance with law. It has a strong technology development and technology support capacity and also has ample experiences in respect of technology support and services;

(2)	Party B requires a professional technology company to provide technology support and services in the course of its operation and management;

(3)	On September 19, 2005, Party A and Party B signed the Technology Support and Service Agreement with respect to Party A providing technology support and services to Party B. Party A and Party B confirm that both parties have performed the Technology Support and Service Agreement in a friendly way from the effective date of the Technology Support and Service Agreement to the signing date of this Agreement.

(4)	Now, both parties agree to amend and restate the said Technology Support and Service Agreement and define their respective rights and obligations according to the amended and restated Technology Support and Service Agreement.

NOW, THEREFORE, Party A and Party B, through friendly negotiations and abiding by the principle of equality and mutual benefit, hereby agree as follows:

1.	Technology Support and Services

1.1	Subject to the terms and conditions hereof, Party A agrees to provide technology support and services to Party B and Party B agrees to accept the technology support and services provided by Party A. The contents of technology support and services are as follows:

(1)	Perform research and development on related technologies according to Party B’s business needs;

(2)	Be responsible for the daily maintenance, monitoring, debugging and troubleshooting of Party B’s advertising making and broadcasting system;

(3)	As requested by Party B from time to time, make related investigations and collect relevant data and materials concerning Party B’s technology problems and needs during business operations; provide the investigation findings and reports within the time limit required by Party B;

(4)	Provide to Party B (such as, but not limited to) the technology design, schemes, drawings, data, parameters, standards, programs, databases, technology research results of the same type, reports, materials and data in connection with Party B’s technology problems during operation;

(5)	Timely answer Party B’s technology inquiries and if necessary, assign personnel to solve technology problems on site;

(6)	Provide other related technology support and technology services for Party B according to the provisions of this Agreement.

1.2	Party B shall actively assist Party A in fulfilling the said work, including, but not limited to, providing related data, technology requirements, explanation, etc.

1.3	The valid term of this Agreement is ten (10) years, starting from the effective date of this Agreement. Both parties agree that the term of this Agreement shall be automatically extended for ten (10) years upon its expiry, unless either party informs the other party of its intention of no extension at least twenty (20) days prior to the expiration of this Agreement.

2.	Exclusivity

Party A is the exclusive provider providing the technology support and services hereunder to Party B. Except with Party A’s prior written consent, Party B shall not accept the identical or similar technology support and services provided by any third party.

3.	Intellectual Property Rights

Any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, copyright, patent right and technology know-how, shall belong to Party A, and Party B may not be entitled to any right except those as specified herein. Both parties agree that this article will survive the change, cancellation or termination of this Agreement.

4.	Service Fee

Both parties agree that as a consideration for the technology support and technology services rendered by Party A to Party B under Article 1.1 hereof, Party B shall pay Party A the service fee pursuant to the stipulation of this Agreement. The amount of service fee and method of payment are set forth in the annex hereto. This annex may be amended on the basis of implementation after negotiations between both parties.

5.	Confidentiality

This Agreement itself and all terms hereof are confidential information. Neither party shall disclose such information to any third party except its officers, directors, employees, agents and professional consultants relating to this project, unless the information about this document is disclosed to government, the public or shareholders in accordance with law or this document is filed with related institution.

This article shall survive the change, cancellation or termination of this Agreement.

6.	Defaulting Liabilities

Where either party fails to perform any of its obligations hereunder, or any of its representations or warranties hereunder is materially untrue or inaccurate, such party shall be deemed to default under this Agreement and shall be held liable for all the losses thus incurred to the other party.

7.	Force Majeure

Should either party be prevented from performing this Agreement due to force majeure, the prevented party shall without any delay notify the other party by cable, fax or other electronic means and within fifteen (15) working days thereafter, provide the written documentary evidence thereof. Both parties may negotiate whether or not to terminate this Agreement or exempt part of the obligations under this Agreement or delay the performance of this Agreement depending on the effect of such event of force majeure upon the performance of this Agreement.

8.	Entire Agreement

Both parties acknowledge that once this Agreement becomes effective, it constitutes the entire agreement and understanding between both parties with respect to the subject matter hereof and supersedes and replaces all prior oral and/or written agreements and understandings between both parties with respect to the subject matter hereof.

9.	Supplementary Provisions

9.1	Any dispute arising from the performance of this Agreement shall be resolved by both parties through friendly negotiations. In case no resolution can be reached, such dispute shall be referred to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules. Venue of arbitration shall be Beijing and arbitral award shall be final.

9.2	The annex attached hereto shall form an integral part of this Agreement and has the same effect as the remainder of this Agreement.

9.3	This Agreement shall come into effect as of the date of signing by both parties.

9.4	This Agreement is executed in two (2) originals in Chinese, one (1) original for each party.

[No text below]

Party A: AirMedia Technology (Beijing) Co., Ltd.

Authorized representative (signature): /s/ Guo Man

Name: Guo Man

Title:

Common seal: [Seal: AirMedia Technology (Beijing) Co., Ltd.]

Party B: Beijing Shengshi Lianhe Advertising Co., Ltd.

Authorized representative (signature): /s/ Guo Man

Name: Guo Man

Title:

Common seal: [Seal: Beijing Shengshi Lianhe Advertising Co., Ltd.]

[Annex]

Service Fee Calculation Standard

1.	Party A and Party B agree that Party B shall pay technology support and technology service fee to Party A according to the following requirements:

(1)	In the first month of each year (for the first year, mean the next month after the signing of this Agreement), Party A and Party B determine the annual service fee amount of this year. The annual service fee amount confirmed by both parties is annexed to this Agreement, respectively.

(2)	When both parties determine annual service fee amount, the technology service fee of current year may be adjusted by giving due consideration to the following factors, including, but not limited to:

(a)	The number of the employees to be assigned by Party A to render services for Party B and the qualification of these employees;

(b)	The time proposed for Party A’s employees to provide services;

(c)	The specific contents and value of the services rendered by Party A;

(d)	Whether use licenses are provided to Party B with respect to specific technologies (including patented and non-patented technologies) during the provisioning of technology support and technology services;

(e)	The internal relations between Party A’s technology support and technology services and Party B’s operating income.

(3)	Party B shall pay the said annual service fee averagely on a quarterly basis. Party B shall, within fifteen (15) working days before each quarter finishes, pay the service fee amount of this quarter to the bank account designated by Party A.

2.	If Party A is of the opinion that the fee as set out in Article 1 of this Annex becomes inappropriate for the change of objective situation and needs to be adjusted, Party B shall, within seven (7) working days after receiving the written request about fee adjustment from Party A, negotiate with Party A actively and in good faith so as to determine the new billing standard or system.

Technology Development Fee for September—December 2005

Party A: AirMedia Technology (Beijing) Co., Ltd.

Party B: Beijing Shengshi Lianhe Advertising Co., Ltd.

Party A and Party B hereby confirm that in accordance with the Technology Development Agreement signed by both parties on September 19, 2005, the technology development fee to be paid by Party B to Party A for the period from September 19, 2005 to December 31, 2005 is RMB 1,350,000.00.

Signature:	/s/ Guo Tao	Signature:	/s/ Shang Xiaojun

October 1, 2005

Technology Development Fee for the Year 2006

Party A: AirMedia Technology (Beijing) Co., Ltd.

Party B: Beijing Shengshi Lianhe Advertising Co., Ltd.

Party A and Party B hereby confirm that in accordance with the Technology Development Agreement signed by both parties on September 19, 2005, the technology development fee to be paid by Party B to Party A for the year 2006 is RMB 3,780,000.00.

Signature:	/s/ Guo Tao	Signature:	/s/ Shang Xiaojun

January 1, 2006